                          PAGING NETWORK DO BRASIL S.A.

                             SHAREHOLDERS AGREEMENT

      By this private instrument, the undersigned, this 11th day of December, 1996:

      (i) Warburg, Pincus Ventures, L.P., a limited partnership organized and existing under the laws of the State of Delaware, U.S.A., with its main place of business at 466 Lexington Avenue, New York, NY 10017 ("Warburg");

      (ii) Paging Network International N.V., a corporation organized and existing under the laws of the Netherlands, with its main place of business at 4965 Preston Park Boulevard, Plano, TX 75093 ("PageNet");

      (iii) IVP Paging (Cayman) L.P., an exempt limited partnership organized and existing under the laws of the Cayman Islands with an office at c/o Maples and Calder, Ugland House, Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies ("IPC");

      (iv) Multiponto Telecomunicacoes Ltda., a limited liability company organized and existing under the laws of Brazil, with its main place of business at Avenida Presidente Wilson No. 351, 28(0) Andar (parte), Rio de Janeiro, Brazil, ("Multiponto");

      (v) TVA Sistema Televisao S.A., a limited liability company organized and existing under the laws of Brazil, with its main place of business at Rua do Rocio 351, 9th Floor, Sao Paulo, Brazil 04552-904 ("TVA") (Warburg, PageNet, IPC, Multiponto and TVA are collectively referred to as the "Investors");

      (vi) The individuals whose names and addresses appear from time to time on
Schedule I hereto (the "Management Investors" and, together with the Investors, the "Shareholders"); and

      (vii) Paging Network do Brasil S.A., a corporation (sociedade anonima) under the laws of Brazil with its head office in the Capital of the State of Sao Paulo, at Avenida das Nacoes Unidas, 12,551 World Trade Center, 17th Floor, Suite 26, Sao Paulo, Brazil (the "Corporation").

                                R E C I T A L S:

      WHEREAS, the Investors have, pursuant to the terms of a securities subscription agreement with the Corporation (the "Securities Subscription Agreement") have subscribed for certain shares of the Corporation, including shares of Common Stock of the Corporation (the "Common Stock") and shares of Preferred Stock of the Corporation (the "Preferred Stock"), as set forth of Schedules II and III hereto, and have the right to subscribe for additional shares of Common Stock, as set forth on Schedule IV hereto, and have agreed to subscribe for additional shares of Preferred Stock, in the proportions set forth on Schedule V hereto;

      WHEREAS, certain of the Investors have, pursuant to the terms of the Securities Subscription Agreement, the right to subscribe for certain additional shares of Common Stock of the Corporation, as set forth of Schedule 2 of the Securities Subscription Agreement; and

      WHEREAS, the Shareholders and the Corporation desire to promote their mutual interests by agreeing to certain matters relating to the operations and management of the Corporation and the disposition of shares of capital stock in the Corporation.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                       CLAUSE 1--COVENANTS OF THE PARTIES

      (a) Legends. The Corporation's Registered Stock Registrar, on the margin of the Stock registration (and the certificates representing the Securities, if any are issued), will bear the following legend reflecting the restrictions on the transfer of such Securities contained in this Agreement:

            "The securities evidenced hereby are subject to the terms of that certain Shareholders Agreement, dated as of December 11, 1996, by and among the Corporation and certain investors identified therein, including certain restrictions on transfer. A copy of this Agreement has been filed at the Corporation's head office pursuant to and for the purposes of
      Article 118 of Law Nr.
      6.404, of December 15, 1976.

            "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAW OF BRAZIL OR ANY OTHER JURISDICTION (THE "SECURITIES LAWS"), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER APPLICABLE SECURITIES LAWS OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO PAGING NETWORK DO BRASIL, S.A.,


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

      QUALIFIES AS AN EXEMPT TRANSACTION UNDER APPLICABLE SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

      (b) Shares Bound by this Agreement. All shares of the Corporation's capital stock owned by the Shareholders on the date hereof or which may be owned by the Shareholders in the future, including, without limitation, by means of subscription, acquisition, bonus distribution, split or reverse split (the "Shares"), shall be bound by this Agreement. Subscribed, acquired and bonus shares are covered by the definition of Shares, unless otherwise expressly excluded in the context.

      (c) Additional Investors. The parties hereto acknowledge that, subject to the terms hereof, certain employees of the Corporation may become shareholders of the Corporation after the date hereof and that such employees will be required, as a condition to the issuance of any Securities (or options or warrants to acquire any Securities), to assent to the terms and conditions and to execute a counterpart of this Agreement. Upon execution of a counterpart of this Agreement, such employees shall be deemed to be Management Investors under this Agreement, shall be added to Schedule I, and shall be entitled to all of the rights and benefits afforded to the Management Investors, and be bound by all the obligations contained, hereunder.

                             CLAUSE 2--CAPITAL STOCK

      (a) Total Capital. The total authorized capital stock of the Corporation shall be 113,000 shares consisting of 50,000 shares of Common Stock, with no par value (the "Common Stock"), and 63,000 shares of Redeemable Preferred Stock, with no par value (the "Preferred Stock").

      (b) Registration and Transfer of Shares. The Corporation, at its expense, will cause to be registered in the Corporation's book of registration of Shares the number of fully paid and non-assessable Shares to which each holder shall be entitled. The name of each person owning any Shares shall be entered on the book of registration of the Corporation together with the number of Shares held by him. The Shares shall be transferable on the book of transfer of the Corporation by the holders thereof, with such proof as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

                  CLAUSE 3--RIGHTS AND PRIVILEGES OF THE SHARES

      The relative powers, preferences and rights together with the qualifications and limitations and restrictions of the Common Stock and the Preferred Stock are as follows:

Section 3.1.  Preferred Stock.

      (a) Dividends. There shall be one class of Preferred Stock. The holders of the Preferred Stock (the "Preferred Shareholders") shall be entitled to receive, when and as declared by the Shareholders' General Meeting (the "Shareholders' Meeting") of the Corporation, out of any funds legally available therefor:

               (i) from the date of issuance to but not including the sixth anniversary thereof, quarterly preferential fixed cumulative dividends on the capital value represented by such shares of Preferred Stock at the rates set forth opposite the corresponding quarterly period following such issuance; on the sixth anniversary of the issuance, such accumulated dividends shall be distributed and immediately reinvested in the Company by the holders of Preferred Stock, with the issuance of corresponding additional shares of Preferred Stock (the "PIK Preferred Stock"):

           Quarter            Dividend Rate
           -------            -------------
              1                  3.000%
              2                  3.090%
              3                  3.183%
              4                  3.278%
              5                  3.377%
              6                  3.478%
              7                  3.582%
              8                  3.690%
              9                  3.800%
             10                  3.914%
             11                  4.032%
             12                  4.153%
             13                  4.277%
             14                  4.406%
             15                  4.538%
             16                  4.674%
             17                  4.814%
             18                  4.959%
             19                  5.107%
             20                  5.261%
             21                  6.321%
             22                  6.543%
             23                  6.772%
             24                  7.009%

              (ii) from the sixth anniversary of issuance to but not including the seventh anniversary of issuance of the Preferred Stock (or in the case of the PIK Preferred Stock from the date of issuance to but not including the first anniversary thereof), quarterly preferential fixed cash dividends on the capital value (including the amount of all accumulated dividends reinvested in accordance with item

      (a)(i) above) represented by such shares of Preferred Stock at a rate of sixteen percent (16%) per annum;

             (iii) from the seventh anniversary of issuance to but not including the eighth anniversary of issuance (or in the case of the PIK Preferred Stock from the first anniversary to but not including the second anniversary thereof), quarterly preferential cash dividends on the capital value (including the amount of all accumulated dividends reinvested in accordance with item (a)(i) above) represented by such shares of Preferred Stock at a rate of eighteen percent (18%) per annum; and

              (iv) from the eighth anniversary of issuance to but not including the tenth anniversary of issuance (or in the case of the PIK Preferred Stock from the second anniversary to but not including the third anniversary thereof), quarterly preferential cash dividends on the capital value (including the amount of all accumulated dividends reinvested in accordance with item (a)(i) above) represented by such shares of Preferred Stock at a rate of twenty percent (20%) per annum.

      (b) Preference. So long as any Preferred Stock remains outstanding, in no event shall any dividend whatsoever, whether in cash or other property (other than Common Stock), be paid or declared or any distribution be made on the Common Stock during any fiscal year, nor shall any Common Stock be purchased, retired or otherwise acquired (other than through the repurchase of shares issued pursuant to employee incentive programs or agreements with management approved by the Shareholders) for a consideration by the Corporation (i) unless the full dividends of the Preferred Stock for all past dividend periods required to be paid in cash shall have been paid or declared and a sum set apart sufficient for the payment thereof, and (ii) unless, if at any time the Corporation is obligated to retire Preferred Stock pursuant to any mandatory redemption requirement, sinking fund or a fund of a similar nature, all arrears, if any, in respect of the retirement of the Preferred Stock shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Shareholders' Meeting may be declared and paid on the Common Stock from time to time out of the remaining funds of the Corporation legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise.

      (c)   Rights on Liquidation.

               (i) Priority on Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, then, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the Preferred Stock shall be entitled to be paid an amount per Share equal to U.S. $1,000 Dollars or its equivalent in Reais or other currency, plus an amount equal to any and all dividends accrued and unpaid thereon as of the date of such distribution or payment (the "Preferred Priority"). If, upon any liquidation, dissolution or winding up of the Corporation, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full Preferred Priority, then all of the assets of the Corporation shall be distributed ratably to the holders of the Preferred Stock based on the aggregate Preferred Priority for the shares of Preferred Stock held by each holder.

              (ii) Distribution of Remaining Assets. If such payment of the Preferred Priority shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation, if any, shall be distributed among the holders of the Common Stock according to their respective equity investment.

             (iii) Merger or Sale of Assets. A consolidation or merger of the Corporation with or into any other corporation or other entity in which the holders of the Corporation's outstanding Common Stock before the merger or consolidation do not retain a majority of the voting power of the surviving corporation or other entity, or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Clause 3.1(c).

              (iv) Non-Cash Consideration. In the event that such distribution to the holders of Preferred Stock shall include any assets other than cash, the following provisions shall govern. The Shareholders owning Common Stock shall first determine the fair market value of such assets for such purpose, and shall notify all holders of Preferred Stock of such determination. The fair market value of such assets for purposes of the distribution under this subsection shall be the fair market value as determined by a majority vote of the Shareholders in good faith, unless the holders of a majority of the outstanding Preferred Stock shall object thereto in writing within fifteen (15) days after the date of such notice. In the event of such objection, the valuation of such assets for purposes of such distribution shall be determined by an arbitrator selected by the objecting Shareholders and the other Shareholders, or in the event a single arbitrator cannot be agreed upon within ten (10) days after the written objection sent by the objecting Shareholders in accordance with the previous sentence, the valuation of such assets shall be determined by arbitration in which (A) the objecting Shareholders shall name in their notice of objection one arbitrator, (B) the other Shareholders shall name a second arbitrator within fifteen

      (15) days from the receipt of such notice, (C) the two arbitrators thus selected shall select a third arbitrator within fifteen (15) days thereafter, and (D) the three arbitrators thus selected shall determine the valuation of such assets within fifteen (15) days thereafter for purposes of such distribution by majority vote. In the event the second or third arbitrator is not selected as provided herein, then such arbitrator shall be selected by the President of the American Arbitration Association ("AAA"). The costs of such arbitration shall be borne by the Corporation or by the holders of Preferred Stock (on a pro rata basis out of the assets otherwise distributable to them) as follows: (A) if the valuation as determined by the arbitrators is greater than ninety percent (90%) of the valuation as determined by the Shareholders, the holders of Preferred Stock shall pay the costs of the arbitration, and (B) otherwise, the Corporation shall bear the costs of the arbitration. The arbitration shall be held in New York, New York in accordance with the International Arbitration Rules of the AAA. The award made by the arbitrators shall be binding upon the parties hereto, no appeal shall be taken from such award and judgment thereon may be entered in any court of competent jurisdiction to the extent permitted by such jurisdiction.

      (d)   Redemption.

               (i) At the election of the holders of a majority of the outstanding Preferred Stock, made by written notice to the Corporation, the Preferred Stock shall be subject to mandatory redemption (to the extent that such redemption shall not violate any applicable provisions of the laws of Brazil, based upon the advice of counsel) at a price per share equal to U.S. $1,000, plus an amount equal to any and all dividends accrued and unpaid thereon as of the date of such redemption (the "Redemption Price") as follows:

            (A) if the Corporation defaults in the performance of or compliance with any term contained herein and such default is not remedied within thirty (30) days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Corporation receiving written notice of such default from any Preferred Stock holder; or

            (B) if a Material Adverse Change (as defined in the Securities Subscription Agreement) occurs; or

            (C) if a Liquidity Event (as defined in the Securities Subscription Agreement) occurs.

              (ii) On the tenth anniversary of the date of issuance of Preferred Stock pursuant to the Securities Subscription Agreement, all shares of Preferred Stock then outstanding shall be redeemed at the per share price equal to the Redemption Price.

             (iii) If the Corporation is unable to redeem any shares of Preferred Stock because such redemption would violate the applicable laws of Brazil, then the Corporation shall redeem such shares to the extent possible on a pro rata basis and thereafter as soon thereafter as the restrictions precluding such redemption shall no longer be applicable.

              (iv) In case of redemption of only part of the shares of Preferred Stock at any time outstanding, the shares to be redeemed shall be selected pro rata (as nearly as may be) from all holders in proportion to the number of shares of Preferred Stock held by each of them, except as may be required by applicable law. Notice of every redemption provided for in this Clause 3.1(d) shall be given by as provided in Clause 12(e) to every holder of record, any of whose shares are then to be redeemed, not less than 15 nor more than 30 days prior to the date fixed as the date of the redemption thereof, at the respective addresses of such holders as the same shall appear on the stock transfer books of the Corporation. The notice shall state that the shares specified in such notice will be redeemed by the Corporation at the Redemption Price and on the date specified in such notice, accompanied by cash or a certified check in the amount of any stock transfer tax applicable to such transaction. On and after the date specified in the notice described above, each holder of shares called for redemption shall be entitled to receive therefor the applicable Redemption Price. If the Corporation shall give notice of redemption as aforesaid (and unless the Corporation shall fail to pay the Redemption Price in accordance with such notice), all shares called for redemption shall be deemed to have been redeemed on the date specified in such notice, and such shares so called for redemption shall from and after such date cease to represent any interest whatever in the Corporation or its property, and the holders thereof shall have no rights other than the right to receive such Redemption Price but without any interest thereon from or after such date.

               (v) Cancellation of Redeemed Shares. All shares of the Preferred Stock purchased or redeemed by the Corporation shall be forthwith retired and canceled and shall not be reissued, nor shall any other stock be issued in place thereof, but the Corporation may, nevertheless, from time to time thereafter increase its capital stock in the manner and to the extent permitted by law and by the Corporation's bylaws.

      (e) Voting Rights. The Preferred Stock shall be entitled to vote as a class in connection with the matters set forth in

      Section 4.2 hereof, and each share of Preferred Stock shall be entitled to one vote in connection therewith.

Section 3.2.  Common Stock.

      (a) Dividends. Subject to the preferences and other rights of the Preferred Stock as set out above, the holders of Common Stock shall be entitled to receive an annual dividend of 1/2 of 1% of the annual net profits of the Corporation, in the manner declared by the Shareholders Meeting and/or the Board of Directors and out of funds legally available therefor. Holders of Common Stock shall be entitled to share equally, share for share, in such dividends. The holders of Common Stock hereby agree to the accumulation and non-payment of dividends for a period of ten (10) years from the date hereof or until the redemption of the Preferred Stock, whichever occurs earlier.

      (b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment or provision for payment to the holders of Preferred Stock of the amounts to which they may be entitled as set out above, the remaining assets of the Corporation available to Shareholders shall be distributed equally per share to the holders of Common Stock.

      (c) Voting Rights. Each share of Common Stock shall be entitled to one vote in the Shareholders' Meeting.

                        CLAUSE 4--SHAREHOLDERS' MEETINGS

Section 4.1.  Meetings.

      (a) Ordinary Meeting. The ordinary meeting of shareholders for the election of directors, the examination and deliberation of the accounts of management and the financial statements, and the transaction of any other business shall be held up to the end of April of each year in such place where the Corporation has its main offices. If said day be a legal holiday, said meeting shall be held on the next succeeding business day.

      (b) Extraordinary Meetings. Extraordinary meetings of the shareholders for any purpose may be called at any time by the Board of Directors, or by the President, and shall be called by the President at the request of the holders of five percent (5%) (or such other percentage as may be required by Brazilian law) of the outstanding shares of any class of capital stock entitled to vote. Extraordinary meetings shall be held at such place where the Corporation has its main offices.

      (c) Notice of Meetings. Written notice of the time and place of any shareholder's meeting, whether ordinary or extraordinary, shall be given to each shareholder entitled to vote thereat, by personal delivery or by mailing the same as provided in Clause 12(e) to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting and published as required by law. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law. The Corporation shall consider this notice as renewed as often as is necessary in order to keep it current.

      (d) Quorum. Any number of shareholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, the Corporation's bylaws or this Agreement.

      (e) Voting. Each shareholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after one year from its date. Each shareholder entitled to vote shall at every meeting of the shareholders be entitled to one vote for each share of stock registered in his name on the record of shareholders. At all meetings of shareholders all matters, except as otherwise provided by Brazilian corporation law, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of shareholders need not be by written ballot.

      (f) Amendment to By-Laws. For so long as any Investor holds directly or indirectly, at least ten percent (10%) of the Common Stock outstanding on a fully diluted basis, the Corporation shall not amend its by-laws without the consent of such Investor.

Section 4.2.  Resolutions of the Preferred Shareholders.

      (a) The resolutions of the Preferred Shareholders shall be taken by the quorums and majorities provided by Brazilian law. However, the Corporation will refrain from taking any of the following actions without the affirmative vote of the holders of a majority of the Preferred Stock:

               (i) Purchase of Assets. The Corporation will not, and will not permit any of its Subsidiaries to, purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any person except that:

            (A) the Corporation and its Subsidiaries may transfer assets among themselves;

            (B) the Corporation and its Subsidiaries may purchase inventory, materials and equipment as set forth in the Operating Budget (or, for the nine month period following the Closing Date, the interim Operating Budget); and

            (C) the Corporation and its Subsidiaries may make Permitted Capital Expenditures (as defined in the Securities Subscription Agreement).

              (ii) Commitments. The Corporation will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any obligation in excess of U.S.$250,000 or its equivalent in Reais or other currency unless such obligation has been contemplated in the Operating Budget (or, for the nine month period following the Closing Date, the interim Operating Budget).

             (iii) Amendment to By-laws. The Corporation will not, and will not permit any of its Subsidiaries to, amend its by-laws, including, without limitation, any reduction of the minimum cumulative and fixed dividends of the Preferred Stock.

              (iv) Limitation on Guarantees. Except for the guaranty of permitted obligations of any Subsidiary, the Corporation will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any obligation, contingent or otherwise, directly or indirectly guaranteeing (including, without limitation, as a result of being a general partner of another Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness or other obligation of another Person. Indebtedness as used herein shall mean all obligations which in accordance with GAAP are classified as liabilities upon a balance sheet of such Person.

               (v) Liens. The Corporation will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Corporation or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Corporation or any or its Subsidiaries), or assign any right to receive income, excluding, however, from the operation of this Section:

            (A) Liens incurred or deposits made in the ordinary course of business in connection with workers, compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performances and return of money bonds and similar obligations, but not any Lien in favor of a surety arising in connection with an actual default under a construction contract;

            (B) Liens incidental to the normal conduct of the business of the Corporation or any Subsidiary or the ownership of its property (including without limitation leases or subleases granted to other Persons, mechanics liens, minor survey exceptions, title defects, minor encumbrances, easements, reservations, rights of others for rights-of-way, zoning or other restrictions as to the use of real property), which are not created in connection with the incurrence of indebtedness and which do not in the aggregate materially interfere with the use or value of such property in the operation of the business of the Corporation and its Subsidiaries taken as a whole;

            (C) Liens of or resulting from any judgment rendered by a court of competent jurisdiction, the appeal of which the Corporation or a Subsidiary is prosecuting in good faith, and for which the Corporation shall have made reserves or other appropriate provision, if any, in respect thereof in accordance with GAAP; and

            (D) Liens for taxes, assessments or other governmental charges or levies, either not yet due and payable.

              (vi) Indebtedness. The Corporation will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness in excess of U.S.$250,000 or its equivalent in Reais or other currency, unless such indebtedness has been contemplated in the Operating Budget (or, for the nine month period following the Closing Date, the interim Operating Budget), except accrued expenses and current trade accounts payable incurred in the ordinary course.

             (vii) Transactions with Affiliates. The Corporation will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Corporation or another Subsidiary), except pursuant to the reasonable requirements of the Corporation's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Corporation or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

            (viii) No Other Business. The Corporation will not, and will not permit any of its Subsidiaries to, engage directly or indirectly in any business other than the operation and marketing of wireless messaging services in Brazil.

              (ix) Issuance of Eguity. The Corporation will not, and will not permit any of its Subsidiaries to, issue any equity interest or any options or subscription rights to purchase, or securities convertible into, equity interests, except (A) all shares of Common Stock and Preferred Stock issued pursuant to the Stock Subscription Agreement or
      Section 3.1(a) hereto, (B) shares of Common Stock issued to Management Investors on the date hereof, and (C) 2,487 shares of Common Stock reserved for possible issuance to management of the Corporation and its Subsidiaries, provided, however, that the Corporation or any of its Subsidiaries may (A) issue replacements of then outstanding shares of capital stock, (B) declare stock splits, stock dividends and similar issuances which do not decrease the percentage ownership (on a fully diluted basis, taking into account the exercise of all permitted subscription rights) of the Shareholders in the Common Stock of the Corporation or the Corporation or any of its Subsidiaries in any class of the capital stock of such Subsidiary, and (C) issue capital stock to qualify Directors to the extent required by applicable law.

               (x) Bankruptcy, Reorganization, Sale of Assets, Etc. The Corporation will not, and will not permit any of its Subsidiaries to, enter into any action for a composition with creditors, the winding up, liquidation or dissolution of the Corporation or its Subsidiaries or entering into by them of any transaction of merger or consolidation, or conveyance, sale, lease or other disposition of (or agreement to do any of the foregoing at any future time) all or substantially all of assets thereof, whether in a single transaction or a series of related transactions, except that the Corporation and its Subsidiaries may transfer assets among themselves.

              (xi) Dividends. The Corporation will not, and will not permit any of its Subsidiaries to, declare, authorize or pay any Dividend (as defined in Clause 10(a) below) except as otherwise required by Brazilian law or the Preferred Stock dividend provided for in Section 3.1(a) hereof.

      (b) The limitations set forth in Subsections (i), (ii), (iv), (v) and
(viii) of this Section 4(a) will terminate on the date Warburg ceases to own any Preferred Stock. The Shareholders also hereby agree that on the date Warburg ceases to own any

Preferred Stock, they will amend the Corporation's by-laws to terminate those provisions of such by-laws that correspond to Subsections (i), (ii), (iv), (v) and (viii) of this Section 4(a).

                               CLAUSE 5--DIRECTORS

Section 5.1.  Board and Meetings.

      (a) Composition of the Board. The Corporation's Board of Directors shall be composed of five (5) permanent members and five (5) alternate members: two designees of Warburg, one designee of PageNet, one designee of IPC, and the President/Chief Executive Officer of the Corporation. For so long as (A) PageNet shall hold at least ten percent (10%) of the shares of the Common Stock outstanding on a fully diluted basis, taking into account the exercise of all permitted subscription rights, or (B) the Technical Services Agreement, of even date herewith, between Paging Network, Inc. and the Corporation is in effect, PageNet shall be entitled to appoint one (1) permanent member and one (1) alternate member of the Board of Directors. For so long as IPC shall hold at least ten percent (10%) of the shares of the Common Stock outstanding on a fully diluted basis it shall be entitled to appoint one (1) permanent member and one
(1) alternate member of the Board of Directors. Notwithstanding the foregoing, for so long as Warburg shall hold more shares of the Common Stock outstanding on a fully diluted basis than any other shareholder of the Corporation, Warburg shall have the right if it chooses to designate a majority of the members of the Board of Directors. In the event Warburg is not entitled to designate a majority of the members of the Board pursuant to the preceding sentence, but Warburg shall hold at least ten percent (10%) of the shares of the Common Stock outstanding on a fully diluted basis it shall be entitled to appoint one (1) permanent member and one (1) alternate member of the Board of Directors. Any person invited by a Board member may attend and participate (without vote) at the meetings. In addition to the foregoing, for so long as each of TVA and Multiponto shall be a Shareholder, each shall be entitled to appoint one (1) person to attend and participate (without vote) at the meetings. Such attendee shall receive copies of all minutes of Board meetings. In the event that either TVA or Multiponto shall hold at least ten percent (10%) of the shares of Common Stock outstanding on a fully diluted basis it shall be entitled to appoint one
(1) permanent member and one (1) alternate member of the Board of Directors. For purposes of this Section, "shares of Common Stock outstanding on a fully diluted basis" shall include shares of Common Stock issuable upon the exercise of any options or subscription bonds.

      (b) Election. The Shareholders undertake to exercise their voting rights so that such permanent members and alternates are elected in accordance with the preceding clause.

      (c) Presence at Meetings. The Shareholders hereby undertake to endeavor to use their best efforts so that the permanent members appointed by them or their respective alternate members are present at all meetings of Corporation's Board of Directors and of any of its Subsidiaries. In the event of absence or impediment of any of the permanent members, such member shall be mandatorily substituted by his alternate member who shall vote on behalf of the permanent member as if he was present at the meeting.

      (d) Resignation, Etc. In the event of resignation or permanent impediment of any member during the term of office to which he was elected, his replacement shall be appointed by the Shareholder that had appointed the replaced member.

      (e) Qualifying Shares. Each Shareholder agrees to obtain from each Board member appointed by it full powers to exercise the voting right attached to any Shares owned by each Board member at the Corporation's General Meetings, as well as powers to transfer such Shares to such Shareholder in case the assigned member ceases, for any reason, to be a Board member.

      (f) Replacement Directors. In the event that any PageNet Director, IPC Director, or Warburg Director designated in the manner set forth above is unable to serve, or once having commenced to serve is removed or withdraws from the Board (a "Withdrawing Director"), such Withdrawing Director's replacement (the "Substitute Director") will be designated by PageNet, IPC, or Warburg, as the case may be. A PageNet Director may be removed, with or without cause, by PageNet and PageNet shall thereafter have the right to nominate a replacement for such director. An IPC Director may be removed, with or without cause, by IPC and IPC shall thereafter have the right to nominate a replacement for such director. A Warburg Director may be removed, with or without cause, by Warburg and Warburg shall thereafter have the right to nominate a replacement for such director. A TVA Director, if any, may be removed, with or without cause, by TVA and TVA shall thereafter have the right to nominate a replacement for such director. The Shareholders and the Corporation agree to take all action within their respective power, including, but not limited to, the voting of capital stock of the Corporation owned by them, to cause the election of such Substitute Director promptly following his or her nomination.

      (g) Ordinary Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the ordinary meeting of the shareholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

      (h) Extraordinary Meetings. Extraordinary meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the President.

      (i) Notice and Place of Meetings. Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any extraordinary meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any ordinary meeting also, shall be given as provided in Clause 12(e) to each director addressed to him at his residence or usual place of business, so as to arrive at least five days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable, or delivered personally or by telephone, not later than four days before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the shareholders and if a quorum is present.

      (j) Business Transacted at Meetings, Etc. Any business may be transacted and any corporate action may be taken at any ordinary or extraordinary meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute. The Board of Directors shall keep minutes of all business transacted and actions taken at such meetings.

      (k) Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum, subject to the terms of this Agreement and provided that at least one Warburg Director is present at such meeting. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by this Agreement. The members of the Board shall act only as the Board and the individual members thereof shall not have any powers as such.

      (l) Compensation. The directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting, with such approval by the Shareholders as may be required by law. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

      (m) Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed in the minute books with the minutes of the proceedings of the Board or committee.

      (n) Meetings Through Use of Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. Minutes shall be taken at such meetings as may be required by law.

      (o) Chairman of the Board of Directors. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors. The Chairman of the Board of Directors shall be a director and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

      (p) President. The President shall, when present, preside at all meetings of the shareholders, and, in the absence of the Chairman of the Board of Directors, at meetings of the Board of Directors. He shall have power to call extraordinary meetings of the shareholders or of the Board of Directors or of the Executive Committee at any time. He shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

      (q) Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, subscription rights and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

      (r) Voting Stock of Other Corporations. Except as otherwise ordered by the Board of Directors, the President or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation of which the Corporation is a shareholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

                               CLAUSE 6--OFFICERS

      (a) Election, Term of Office and Qualifications. The officers shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been elected and taken office. The Chairman of the Board of Directors, if any, and the President shall be directors of the Corporation, and should any one of them cease to be a director, he shall ipso facto cease to be such officer. Except as otherwise provided by law, any number of offices may be held by the same person.

      (b) Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

      (c) Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

      (d) Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors.

      (e) Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors, with such approval by the Shareholders as may be required by law.

      (f) Vice-Presidents. The Vice-Presidents, or any of them, shall, subject to the direction of the shareholders, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice-Presidents shall also perform such other duties as may be assigned to them by the shareholders, and the shareholders may determine the order of priority among them.

      (g) Secretary. The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by the Corporation's by-laws.

      (h) Treasurer. The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board of Directors.

                              CLAUSE 7--COMMITTEES

      (a) Committees. Committees, whose members need not be directors, may be appointed by the Board of Directors, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors. Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors.

      (b) Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

      (c) Quorum. A majority of the members of a committee shall constitute a quorum, subject to the terms of this Agreement. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

      (d) Record of Proceedings, Etc. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

      (e) Organization, Meetings, Notices, Etc. A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable, or delivered personally or by telephone not later than 24 hours before the time at which the meeting is to be held.

      (f) Compensation. Each member of any committee shall be entitled to compensation only for the out-of-pocket expenses incurred by him as a result of serving on such committee.

                           CLAUSE 8--TRANSFER OF STOCK

      (a) Resale of Securities.

            (i) No Shareholder shall Transfer any Securities other than in accordance with the provisions of this Clause 8. Any Transfer or purported Transfer made in violation of this Clause 8 shall be null and void and of no effect. For purposes of this Clause 8, the term Common Stock shall include any subscription bonds or options to acquire shares of Common Stock.

            (ii) For a period commencing on the Closing Date and ending on the 20th annual anniversary thereof, no Shareholder will sell or otherwise Transfer its Securities without the prior written approval of Warburg, which approval will not be unreasonably withheld. The foregoing restriction shall not apply to Transfers to such Shareholder's Affiliates, which Affiliates agree in writing to be bound by all restrictions applicable to the transferring Shareholder or to Transfers to Directors as Directors' qualifying shares. Notwithstanding the foregoing, after the fifth anniversary of the date hereof, each of IPC and Multiponto shall be permitted to Transfer Common or Preferred Stock owned by it without the prior written approval of Warburg, provided that any such Transfer shall be subject to the provisions of Clause 8(b)(i).

            (iii) No Management Investor will sell or otherwise Transfer any of his or her Common Stock for a period of five (5) years from the date on which such Common Stock is no longer subject to forfeiture (pursuant to the Subscription Agreement between the Corporation and such Management Investor pursuant to which such Common Stock was acquired) without the prior written approval of the Board, which approval will not be unreasonably withheld. The foregoing restriction shall not apply to Transfers (A) to members of such Management Investor's family or trusts for the benefit of such Management Investor or such Management Investor's family; provided in each instance that such transferee agrees to be bound by the provisions of this Agreement as if such transferee were an original signatory hereto and (B) pursuant to the terms of Section 11 of the Employment Agreement between the Corporation and such Management Investor.

      (b) Right of First Offer.

            (i) No Shareholder shall Transfer any of the Securities owned by it (except for Transfers to one of its Affiliates, provided in each instance that such Affiliate agrees to be bound by the provisions of this Agreement as if such Affiliate were an original signatory hereto) unless the Shareholder desiring to make the Transfer (hereinafter referred to as the "Transferor") shall have first provided notice of such intention to Transfer pursuant to Clause 8(b)(1)(A).

                  (A) Offer by PageNet. In the event the Transferor wishes to
            Transfer any of its Securities (the securities proposed to be transferred being referred to as the "Subject Securities"), it shall provide written notice of such intention to PageNet. PageNet shall, within thirty (30) days of the date of such notice (i) irrevocably offer in writing to purchase the Subject Securities for an amount (the "Offer Price") as may be specified by PageNet (the "Offer") or
            (ii) inform the Transferor in writing that it does not wish to purchase the Subject Securities. In the event PageNet fails to comply with the preceding sentence within such 30-day period, it shall be deemed to have waived its right to offer to purchase the Subject Securities. The Offer shall not contain any material conditions (other than the receipt of all required consents and approvals) and shall specify a date for the closing of the purchase which shall not be more than thirty (30) days after the later of the giving of such notice or the receipt of all required consents and approvals. The Corporation, PageNet and the Transferor agree to use their best efforts to obtain all required consents and approvals promptly.

                  (B) Acceptance of Offer. Within 10 business days after the receipt of the Offer, the Transferor may, at its option, accept the Offer by giving written notice thereof to PageNet.

                  (C) Closing of Purchase. In the event the Transferor accepts the Offer, the closing of the purchase shall take place at the office of the Corporation or such other location as shall be mutually agreed upon and the purchase price shall be paid at the closing. At the closing, the Transferor shall deliver to PageNet all instruments required to transfer the Subject Securities.

                  (D) Release from Restriction; Termination of Rights. If
            PageNet fails to make an Offer in accordance with Clause 8(b)(i)(A), the Transferor shall be free to Transfer the Subject Securities without restriction. If PageNet makes an Offer that is not accepted by the Transferor, the Transferor shall disclose to PageNet the terms of each offer (including the identity of the offeror) received by the Transferor in respect of the Subject Securities and shall thereafter be entitled to Transfer the Subject Securities to a third party at a price equal to or greater than the Offer Price (and subject to no material conditions other than regulatory approvals and those contained in PageNet's offer, except as otherwise provided in this Clause 8(b)(i)(D)); provided that the transferee agrees, in writing, to be bound by the provisions of this Agreement. If the Transferor shall fail to Transfer the Subject Securities within 180 days following the date on which the Transferor receives the Offer or, if no Offer is received, the last day on which PageNet was entitled to make the Offer, such Subject Securities shall again become subject to all the restrictions of this Clause 8. Any Transfer by Warburg pursuant to this Clause 8(b)(i) shall be subject to the provisions of Clause 8(d) hereof.

                  (E) Right to Match Offer. Notwithstanding the provisions of
            Clause 8(b)(i)(D), if the offer price received by the Transferor in connection with a third party offer is no more than seven and one-half percent (7.5%) greater than the offer price of the Offer made by PageNet, then PageNet shall have the right, within ten (10) business days after the Transferor notifies PageNet of such third party offer, to make an Offer that matches the offer price and is on terms as favorable as the third party offer. If PageNet makes such an Offer, such Offer shall be accepted by the Transferor.

              (ii) Neither the Corporation nor any of its Subsidiaries shall Transfer all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole (the "Corporation Assets"), unless it shall have first provided notice of such intention to effect such Transfer pursuant to Clause 8(b)(ii)(A).

                  (A) Offer by PageNet. In the event the Corporation or any of its Subsidiaries (hereinafter referred to as an "Asset Transferor") wishes to Transfer the Corporation Assets, it shall provide written notice of such intention to PageNet. PageNet shall, within thirty
            (30) days of the date of such notice (i) irrevocably offer in writing to purchase the Corporation Assets for an amount (the "Asset Offer Price") as may be specified by PageNet (the "Asset Offer") or
            (ii) inform the Corporation in writing that it does not wish to purchase the Corporation Assets. In the event PageNet fails to comply with the preceding sentence within such 30-day period, it shall be deemed to have waived its right to offer to purchase the Corporation Assets. The Asset Offer shall not contain any material conditions (other than the receipt of all required consents and approvals and those that would be required by any purchaser) and shall specify a date for the closing of the purchase which shall not be more than thirty (30) days after the later of the giving of such notice or the receipt of all required consents and approvals. The Corporation, its Subsidiaries and PageNet agree to use their best efforts to obtain all required consents and approvals promptly.

                  (B) Acceptance of Offer. Within ten (10) business days after the receipt of the Asset Offer, the Asset Transferor may, at its option, accept the Asset Offer by giving written notice thereof to PageNet.

                  (C) Closing of Purchase. In the event the Asset Transferor accepts the Asset Offer, the closing of the purchase shall take place at the office of the Corporation or such other location as shall be mutually agreed upon and the purchase price shall be paid at the closing. At the closing, the Asset Transferor shall deliver to PageNet all certificates, instruments and other documents necessary to effectuate the transfer and conveyance of the Corporation Assets.

                  (D) Release from Restriction, Termination of Rights. If
            PageNet fails to make an Asset Offer in accordance with Clause 8(b)(ii)(A), the Asset Transferor shall be free to Transfer the Corporation Assets without restriction. If PageNet makes an Asset Offer that is not accepted by the Asset Transferor, the Asset Transferor shall disclose the terms of each offer (including the identity of the offeree) received by it in respect of the Corporation Assets and shall thereafter be entitled to Transfer the Corporation Assets to a third party at a price equal to or greater than the Asset Offer Price (and subject to no material conditions other than regulatory approvals and those imposed by PageNet). If the Asset Transferor shall fail to Transfer the Corporation Assets within 180 days following the date on which it receives the Asset Offer or, if no Asset Offer is received, the last day on which PageNet was entitled to make the Asset Offer, such the Corporation Assets shall again become subject to all the restrictions of this Clause 8.

                  (E) Right to Match Offer. Notwithstanding the provisions of
            Clause 8(b)(ii)(D), if the offer price received by the Asset Transferor in connection with a third party offer is no more than seven and one-half percent (7.5%) greater than the offer price of the Asset Offer made by PageNet, then PageNet shall have the right, within ten (10) business days after the Asset Transferor notifies PageNet of such third party offer, to make an Asset Offer that matches the offer price and is on terms as favorable as the third party offer. If PageNet makes such an Offer, such Offer shall be accepted by the Asset Transferor.

             (iii) For purposes of Clause 8(b)(i) and (b)(ii) above, if the consideration to be received by the Transferor or the Asset Transferor is other than cash, indebtedness or securities, the value of such consideration shall be its fair market value. Any securities offered as consideration shall be valued as follows:

                  (A) If traded on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing; and

                  (B) If actively traded over-the-counter, the value shall be deemed to be the average of the daily averages of the closing bid and asked prices over the 30-day period ending three (3) days prior to the closing; and

                  (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Transferor or the Asset Transferor, as the case may be; provided, however, that in the event any such securities are subject to investment letter or similar restrictions on free marketability, such securities shall reflect an appropriate discount from the market value determined pursuant to paragraphs (A), (B) or (C) of this clause to reflect the fair market value thereof, as determined in good faith by the Transferor or the Asset Transferor, as the case may be.

              (iv) Neither Warburg, Pincus & Co. nor any of its Affiliates will Transfer its equity interest in Warburg if the sole purpose of such Transfer is to circumvent the provisions of this Clause 8(b).

               (v) None of TVA, IPC or Multiponto nor any Affiliate thereof having an ownership interest (direct ownership in the case of a general partner of a partnership and indirect ownership in the case of a limited partner of a limited partnership) in the Corporation will undergo a Change of Control without providing prior written notice of such Change of Control to PageNet, which shall notify PageNet of all of the facts and circumstances surrounding such Change of Control. If such a Change of Control of TVA, IPC or Multiponto, as the case may be, or any such Affiliate shall have occurred without advance notice to TVA, IPC or Multiponto, as the case may be, or such Affiliate, IPC shall provide such notice of Change of Control as soon as practicable after becoming aware of it. Within thirty (30) days of the date of such notice, PageNet shall have the right, exercisable by written notice (the "Call Notice") to TVA, IPC or Multiponto, as the case may be, and such

      Affiliates (the "Callees") to purchase itself or cause to be purchased at the purchase price set forth below, all but not less than all of the Securities owned by the Callees, on such date that is the later of thirty
      (30) days following the Call Notice, or thirty (30) days after the later of the date on which all required consents and approvals have been received, or such shorter time as may be specified by PageNet in the Call Notice. The purchase price to be paid by PageNet shall be the Fair Market Value of the Securities, without regard to the Change of Control, on the date the Call Notice is given. For purposes of this clause (iv), "Fair Market Value" means the value as determined by PageNet in good faith and with due care, unless TVA, IPC or Multiponto, as the case may be, shall object thereto in writing within 15 days after the date of such Call Notice. In the event of such objection, the Fair Market Value shall be determined by an arbitrator selected by PageNet and TVA, IPC or Multiponto, as the case may be, in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent by TVA, IPC or Multiponto, as the case may be, in accordance with the previous sentence, the Fair Market Value shall be determined by arbitration in which (1) TVA, IPC or Multiponto, as the case may be, shall name in its notice of objection one arbitrator, (2) PageNet shall name a second arbitrator within 15 days from the receipt of such notice, (3) the two arbitrators thus selected shall select a third arbitrator within 15 days thereafter, and (4) the three arbitrators thus selected shall determine the Fair Market Value within 15 days thereafter by majority vote. In the event the third arbitrator is not selected as provided herein, then such arbitrator shall be selected by the President of the AAA. The costs of such arbitration shall be borne by PageNet or TVA, IPC or Multiponto, as the case may be, as follows: (1) if the Fair Market Value determined by the arbitrators is greater than 90% of the Fair Market Value as determined by PageNet, then any of TVA, IPC or Multiponto, as the case may be, shall pay the costs of the arbitration, and (2) otherwise, PageNet shall bear the costs of the arbitration. The arbitration shall be held in New York, New York in accordance with the International Arbitration Rules of the AAA. The award made by the arbitrators shall be binding upon the parties hereto, no appeal shall be taken from such award and judgment thereon may be entered in any court of competent jurisdiction. For purposes of this Clause 8(b)(v), a "Change of Control" shall occur upon the earlier of (1) a Person or group of affiliated or associated Persons (an "Acquiring Person") (in the case of IPC, not including any existing shareholder, or employee or group of shareholders or group of employees of IPC's general partner) having acquired beneficial ownership of 50% or more of the outstanding equity securities or equity interests of TVA, IPC or Multiponto, as the case may be, or such Affiliate (or, in the case of IPC, 50% or more of the outstanding equity securities or equity interests of the general partner of such entity or any such Affiliate) or a public announcement or knowledge by TVA, IPC or Multiponto, as the case may be, or any such Affiliate that an Acquiring Person intends to acquire beneficial ownership of 50% or more of such outstanding equity securities or equity interests, or, in the case of any other Investor or such Affiliate organized as a partnership or limited liability company, a change in the majority control of a general or managing partner, of such Investor or Affiliate; or (2) immediately following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 50% or more of such outstanding equity securities or equity interests.

      (c) Tag-Along Rights for Management Investors.

            (i) In the event the Shareholders, acting together, intend to Transfer one hundred percent (100%) of their shares of Common Stock, they shall notify the Management Investors, in writing, of such proposed Transfer and its terms and conditions. Within ten (10) business days of the date of such notice, each Management Investor shall notify the Shareholders if he or she elects to participate in such Transfer. Each Management Investor who so notifies the Shareholders shall have the right to sell, at the same price and on the same terms and conditions as the Shareholders, all (but not less than all) of his or her shares of Common Stock. Any Transfer by the Shareholders pursuant to this Clause 8(c) shall be subject to the provisions of Clause 8(b) hereof.

            (ii) Notwithstanding anything contained in this Clause 8(c), in the event that all or a portion of the purchase price consists of securities and the sale of such securities to the Management Investors would require either a registration under any securities laws or the preparation of a disclosure document, then, at the option of the Shareholders, the Management Investors may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board under this Clause 8(d). Any transfer by the Shareholders pursuant to this Clause 8(d) shall be subject to the provisions of Clause 8(b) hereof.

      (d) Tag-Along Rights of Shareholders.

            (i) In the event any Shareholder intends to Transfer its shares of Common Stock (a "Selling Shareholder") (other than to an Affiliate of such Selling Shareholder), such Selling Shareholder shall notify the other Shareholders, in writing, of such proposed Transfer and its terms and conditions. Within thirty (30) days of the date of such notice, each Shareholder shall notify the Selling Shareholder if it elects to participate in such Transfer. Each Shareholder that so notifies the Selling Shareholder shall have the right to sell, at the same price and on the same terms and conditions as the Selling Shareholder, an amount of shares equal to the shares of Common Stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issued and owned by such Shareholder and the denominator of which shall be the aggregate number of shares of Common Stock issued and owned by the Selling Shareholder and each Shareholder exercising its rights under this Clause 8(d). Any Transfer by the Shareholders pursuant to this Clause 8(d) shall be subject to the provisions of Clause 8(b) hereof.

              (ii) In the event the Selling Shareholder intends to Transfer its Preferred Stock (other than to an Affiliate of the Selling Shareholder), the Selling Shareholder shall notify the other Shareholders, in writing, of such proposed Transfer and its terms and conditions. Within thirty (30) days of the date of such notice, each Shareholder shall notify the Selling Shareholder if it elects to participate in such Transfer. Each Shareholder that so notifies the Selling Shareholder shall have the right to sell, at the same price and on the same terms and conditions as the Selling Shareholder, a number of shares of Preferred Stock equal to the aggregate number of shares of Preferred Stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the aggregate number of shares of Preferred Stock owned by such Shareholder and the denominator of which shall be the aggregate number of shares of Preferred Stock owned by the Selling Shareholder and each Shareholder exercising its rights under this Clause 8(d). Any Transfer by the Shareholders pursuant to this Clause 8(d) shall be subject to the provisions of Clause 8(b) hereof.

             (iii) Notwithstanding anything contained in this Clause 8(d), in the event that all or a portion of the purchase price consists of securities and the sale of such securities to the Shareholders would require either a registration under any securities laws or the preparation of a disclosure document, then, at the option of the Selling Shareholder, the Shareholders may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

      (e) Drag-Along Right.

               (i) Subject to the provisions of Clause 8(b), if at any time and from time to time after the date of this Agreement, Warburg wishes to Transfer in a bona fide arms' length sale all of its shares of Common Stock or Preferred

      Stock to any Person or Persons who are not Affiliates of Warburg (for purposes of this Clause 8(e), the "Proposed Transferee"), Warburg shall have the right (for purposes of Clause 8(e), the "Drag-Along Right") to require each Shareholder to sell to the Proposed Transferee all of the shares of Common Stock (including any subscription rights or options to acquire Common Stock) or Preferred Stock, as applicable (for the same per share consideration as proposed to be received by Warburg) then owned by such Shareholder. Each Shareholder agrees to take all steps necessary to enable him or it to comply with the provisions of this Clause 8(e) to facilitate Warburg's exercise of a Drag-Along Right.

              (ii) To exercise a Drag-Along Right, Warburg shall give each Shareholder a written notice (for purposes of this Clause 8(e), a "Drag-Along Notice") containing (1) the name and address of the Proposed Transferee and (2) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer. Each Shareholder shall thereafter be obligated to sell the shares of Common Stock (including shares of Common Stock issuable upon exercise of any subscription rights or options held directly or indirectly by such Shareholder), and/or, if applicable, Preferred Stock subject to such Drag-Along Notice; provided that the sale to the Proposed Transferee is consummated within ninety (90) days of delivery of the Drag-Along Notice. If the sale is not consummated within such 90-day period, then each Shareholder shall no longer be obligated to sell such Shareholder's shares pursuant to that specific Drag Along Right, but shall remain subject to the provisions of this Clause 8(e).

             (iii) Notwithstanding anything contained in this Clause 8(e), in the event that all or a portion of the purchase price consists of securities and the sale of such securities to the Shareholders would require either a registration under any securities laws or the preparation of a disclosure document, then, at the option of Warburg, the Shareholders may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

      (f) Repurchase of Management Shareholder Shares.

               (i) In the event that the employment of any Management Investor with the Corporation or any of its Subsidiaries is terminated by the Corporation for Just Cause (as defined in the Employment Agreement between the Corporation and such Management Investor), the Corporation may, at its option, exercisable by delivering written notice to such Management Investor at any time specifying the date of the repurchase, repurchase from such Management Investor any and all shares of Common Stock owned by such Management Investor, and such Management

      Investor shall sell to the Corporation such Common Stock, at a purchase price equal to U.S. $1.00 per share of Common Stock.

              (ii) In the event that (A) the employment of any Management Investor with the Corporation or any of its Subsidiaries is terminated by the Corporation without Just Cause or by the Management Investor for Good Reason (as defined in such person's Employment Agreement) or (B) any Management Investor voluntarily terminates employment with the Corporation or any of its Subsidiaries or (C) the employment of any Management Investor is terminated by reason of death, disability, or retirement on or after the normal retirement age set forth in the Corporation's (or any Subsidiary's) policies, the Corporation may, at its option, exercisable by delivering written notice to such Management Investor (or his estate) at any time specifying the date of the repurchase, repurchase from such Management Investor (or his estate) any and all shares of Common Stock owned by such Management Investor, and such Management Investor shall sell to the Corporation such Common Stock, at a purchase price per share equal to the greater of U.S. $1.00 or the fair market value of such shares of Common Stock, as determined in good faith by the Board.

             (iii) Any repurchase pursuant to clauses (i) or (ii) above by the Corporation shall be effected by such Management Investor delivering to the Corporation the duly endorsed stock certificates evidencing the Common Stock to be repurchased, or such other instrument for the transfer of ownership thereof as provided by Brazilian law against delivery by the Corporation to such Management Investor of the aggregate purchase price for such shares of Common Stock.

      (g) Preemptive Right. If at any time after the date hereof, the Corporation proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any subscription rights, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Corporation, other than the issuance of (i) securities to the public in a firm commitment underwriting pursuant to a registration statement filed under any securities laws, (ii) securities pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other form of reorganization, (iii) Common Stock (or options or subscription rights to acquire Common Stock) issued to Management Investors or pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program approved by the Shareholders, provided such securities do not exceed seven and one-half percent (7.5%) of the shares of Common Stock outstanding on the date hereof on a fully diluted basis after giving effect to the subscription rights held by PageNet, Multiponto and TVA, with respect to which the Shareholders hereby agree to waive their preemptive rights, then as to each Shareholder, the Corporation shall:

      (A) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Shareholders may reasonably request in order to evaluate the proposed issuance;

      (B) offer to issue to each such Shareholder a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock held directly or indirectly by such Shareholder and issuable to such Shareholder, assuming conversion in full of any convertible securities then held directly or indirectly by such Shareholder, by (y) the total number of shares of Common Stock then held directly or indirectly by all of the Shareholders; and

      (C) offer to issue to each such Shareholder holding Preferred Stock that portion of the Proposed Securities necessary to preserve such Preferred Shareholder's ownership interest of the Corporation represented by such Preferred Stock.

      Each Shareholder holding Preferred Stock hereby agrees to waive its preemptive rights under Brazilian law except those preemptive rights under (C) above to purchase the Proposed Securities.

      Each Investor must exercise its purchase rights hereunder within ten (10) days after receipt of such notice from the Corporation. Each Management Investor must notify the Corporation within ten (10) days after receipt of such notice of his election to exercise his purchase rights within thirty (30) days after receipt of such notice, subject only to the procurement of adequate financing. If all of the Proposed Securities offered to such Shareholders are not fully subscribed by such Shareholders, the remaining Proposed Securities will be reoffered to the Shareholders purchasing their full allotment upon the terms set forth in this Clause 8(g), until all such Proposed Securities are fully subscribed for or until all such Shareholders have subscribed for all such Proposed Securities which they desire to purchase, except that such Shareholders must exercise their purchase rights within five days after receipt of an such reoffers. To the extent that the Corporation offers two or more securities in units, Shareholders must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

      Upon the expiration of the offering periods described above, the Corporation will be free to sell such Proposed Securities that the Shareholders have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered but not sold by the Corporation after such 90-day period must be reoffered to the Shareholders pursuant to this Clause 8(g).

      The election by a Shareholder not to exercise its subscription rights under this Clause 8(g) in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Corporation without first giving the Shareholders the rights described in this Clause 8(g) shall be void and of no force and effect.

                       CLAUSE 9--NONCOMPETITION PROVISIONS

      (a) Non-Competition Agreement. Each Investor acknowledges that the agreements and covenants contained in this Agreement are essential to protect the value of the Corporation's business and assets and, in its capacity as a Shareholder, it has obtained and will obtain such confidential or proprietary knowledge, contacts, know-how and experience and there is a substantial probability that such knowledge, know-how, contacts and experience could be used to the substantial advantage of a competitor of the Corporation and to the Corporation's substantial detriment. Therefore, each Investor other than TVA and Multiponto agrees that for the period commencing on the date of this Agreement and ending on the earlier of (i) three years following the date on which such Investor no longer holds any Common Stock and (ii) the date on which this Agreement is terminated pursuant to Clause 12(d)(i) (such period is hereinafter referred to as the "Restricted Period"), neither the Investor nor its controlled Affiliates shall participate or engage, directly or indirectly, for itself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an agent, employee, officer, director, shareholder, partner, joint venturer, investor or otherwise, in the provision of facilities-based one-way or two-way paging or portable wireless messaging services (including without limitation a service that provides substantially the same service as VoiceNow(R) and other advanced paging services) in Brazil at any time during the Restricted Period. Notwithstanding the foregoing, nothing herein shall prohibit an Investor from owning up to 5% of any publicly traded entity. In the event that TVA engages in any activity that would be prohibited by the provisions of the second sentence of this Clause 9(a) if it were applicable to TVA, TVA agrees that, notwithstanding any provisions of this Agreement or the Securities Subscription Agreement or the bylaws of the

Corporation or otherwise, it shall no longer be entitled to receive from the Corporation any information not in the public domain or generally known in the industry. In the event that Multiponto engages in any activity that would be prohibited by the provisions of the second sentence of this Clause 9(a) if it were applicable to Multiponto, Multiponto agrees that, notwithstanding any provisions of this Agreement or the Securities Subscription Agreement or the bylaws of the Corporation or otherwise, it shall no longer be entitled to receive from the Corporation any information not in the public domain or generally known in the industry.

      (b) Nondisclosure of Confidential Information. The Shareholder shall not disclose to any person or entity or use, either during the Restricted Period or at any time thereafter, any information not in the public domain or generally known in the industry, in any form, acquired by the Shareholder or, if acquired following the Restricted Period, such information which, to the Shareholder's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Corporation or any of its Subsidiaries or affiliates, relating to the Corporation, its Subsidiaries or affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Corporation's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, which is or was used in the business of the Corporation or any of its Subsidiaries. The Shareholder agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Corporation, and upon request of the Board, the Shareholder shall return to the Corporation the originals and all copies of any such information provided to or acquired by the Shareholder, and shall have destroyed or return to the Corporation all files, correspondence and/or other communications received from the Corporation, maintained and/or originated by the Shareholder during the Restricted Period. Notwithstanding the foregoing, if and to the extent that any Investor is a limited partnership, or resells or transfers the Securities acquired by it to a limited partnership of which such Investor (or another entity controlled by or under common control with such Investor) is the majority or controlling general partner or to any other entity controlled by or under common control with such Investor, financial and other information regarding the Corporation of the type customarily included in a private placement memorandum offering interests in a private equity investment fund may be included in the private placement memorandum or other offering document used by such limited partnership in connection with the offering and sale of its interests. In addition, financial and other information regarding the Corporation of the type typically provided to limited partners in private equity investment funds with respect to the investments made by those funds may be provided on a periodic basis to the limited partners of such limited partnership, and to the shareholders of the general partner of such limited partnership, provided that under no circumstances will any proprietary information (which, for this purpose, excludes such financial information) of the Corporation be disclosed to such limited partners or shareholders.

      (c) Injunctive Relief; Modification of Provisions. Without intending to limit the remedies available to the Corporation, each Shareholder acknowledges that a breach of any of the covenants contained in this Clause 9 may result in material irreparable injury to the Corporation or its Subsidiaries or Affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Corporation shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Shareholder from engaging in activities prohibited by this Clause 9 or such other relief as may be required specifically to enforce any of the covenants in this Clause 9. If any provision of this Clause 9 is determined by a court of competent jurisdiction to be invalid in part, it shall be curtailed, both as to time and location, to the minimum extent required for its validity under the applicable law and shall be binding and enforceable with respect to each Shareholder as so curtailed. In any case, whether or not the injunctive relief provided for herein is obtained, the breach of any of the covenants contained in this Clause 9 shall give rise to the payment by the violating shareholder to the Corporation, of a penalty equal to the market value of the Securities held by such Shareholder.

                   CLAUSE 10--INTERPRETATION OF THIS AGREEMENT

      (a) Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:

      Affiliate: means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by or under direct or indirect common control with, such Person (provided that The Opportunity Fund shall not be deemed an Affiliate of Multiponto as long as the investments of The Opportunity Fund (i) are not in any person, partnership, corporation or other entity that provides facilities-based one-way or two-way paging or portable wireless messaging services (including without limitation a service that provides substantially the same service as VoiceNow(R) and other advanced paging services) in Brazil, or (ii) are limited to 10% or less of any publicly traded entity). For these purposes, independent of Brazilian law, a Person shall be deemed to control a corporation (i) where the shares of the corporation are not publicly traded, if such Person holds, directly or indirectly, fifty one percent (51%) or more of the Voting Stock of such corporation, or has the right (by contract or otherwise) to elect a majority or more of the board of directors of such corporation; and (ii) where the shares of the corporation are publicly traded, if such Person holds, directly or indirectly, twenty five percent (25%) or more of the Voting Stock of such corporation, or has the right (by contract or otherwise) to elect twenty five percent (25%) or more of the board of directors of such corporation. Each general partner of a partnership shall be deemed to control such partnership.

      Dividend: with respect to any Person shall mean that such Person has declared, or paid any dividend or returned any capital to, its shareholders or authorized or made any other distribution, payment or delivery of property (other than capital stock of the Corporation) or cash to its shareholders as such, or redeemed, retired, purchased, or otherwise acquired, directly or indirectly, for consideration, any shares of any class of its capital stock outstanding on or after the Closing Date (or any options or subscription rights issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Closing Date (or any options or subscription rights issued by such Person with respect to its capital stock). Without limiting the foregoing, Dividends with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or the setting aside of any funds for the foregoing purposes.

      GAAP: means generally accepted accounting principles that are consistent with the principles promulgated or accepted by Ernst & Young Auditores Independents S.C. and its predecessors, as in effect from time to time in Brazil.

      Operating Budget: means a five-year operating budget of the Corporation and its Subsidiaries (the first year of which shall include monthly operating budgets), which shall have been approved in the Operating Budget.

      Paging Assets: the goods, equipment, and systems, related to the provision and operation of the activities of the Corporation, including the facilities-based one-way or two-way paging or portable wireless messaging services (including without limitation a service that provides substantially the same services as VoiceNow(R) and other advanced paging services), as well as rights of any nature related to the exploitation of such activities.

      Person: an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

      Qualified Initial Public Offering: means an initial public offering of the Common Stock pursuant to a registration statement declared effective by the Comissao de Valores Mobiliarios or any other securities regulator pursuant to any securities laws in which the aggregate net proceeds received by the Corporation exceed $30 million.

      Securities: the shares of Common Stock, options or subscription rights to acquire Common Stock and/or the Preferred Stock, as the context may require.

      Subsidiary: means as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a fifty percent (50%) interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      Transfer: any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

      Voting Stock: securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      (b) Accounting Principles. Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

      (c) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      (d) Governing Law Submission to Jurisdiction.

               (i) This Agreement shall be governed and constructed in accordance with the Laws of the Federative Republic of Brazil.

              (ii) Except as otherwise provided for in this Agreement, the parties hereof elect the Courts of the City of Sao Paulo, State of Sao Paulo to settle any disputes arising herefrom, and hereby waives any other Courts, as privileged as they may be.

      (e) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

      (f) Monetary Damages, Specific Performance and Injunctive Relief. The obligations arising from this Agreement shall be registered in the Book of Registration of Nominative Shares of the Corporation and in the respective share certificates, if issued, such registration constituting an impediment to the carrying out of any acts contrary to the provisions of this Agreement, the Corporation being thus legitimately authorized not to effect, in this case, the registration of such acts and thus refuse to transfer the ownership or title to any rights on the shares covered by this Agreement. The failure to comply with the obligations arising from this Agreement by the Shareholders, their heirs, successors or assigns, shall give rise to a right of specific performance of such obligation ("obrigacao de fazer"), the Court order substituting for the consent of the defaulting party or Shareholders, as provided for in Articles 639 and 641 of the Brazilian Civil Procedure Code, as well as in Article 119 of Law 6.404, of December 15, 1976, notwithstanding the right to receive indemnification for the losses and damages arising from such violation.

      (g) Consent of the Corporation. For purposes of article 118 of Law 6.404, of December 15, 1976, one of the counterparts of this Agreement shall be filed at the Corporation's head offices. The Corporation executes this Agreement as a consenting party and undertakes to faithfully observe all of the terms and conditions hereof.

                           CLAUSE 11--INDEMNIFICATION

      The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of Brazil any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of the Corporation) or may (in the case of any action, suit or proceeding against a trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Clause.

      No director shall be personally liable to the Corporation or any Shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable by reason that, in addition to any and all other requirements for liability, he:

               (i)   shall   have   breached   his  duty  of  loyalty  to  the
      Corporation or the Shareholder(s);

              (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

             (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

              (iv)   shall have derived an improper personal benefit.

      The indemnification and other rights set forth in this Article shall not be exclusive of any provisions with respect thereto in the By-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

                            CLAUSE 12--MISCELLANEOUS

      (a) Pre-Incorporation Expenses. Each of the Shareholders agrees that the Corporation shall reimburse the Shareholders for all expenses incurred by it in connection with the provision of services and equipment prior to the execution and delivery of the Securities Subscription Agreement, this Agreement and related agreements.

      (b) Investment in License Holders. Each of the Shareholders agrees that they shall use their respective best efforts to cause Multiponto, TVA and San Francisco Comunicacoes Ltda., a limited liability company organized and existing under the laws of Brazil ("San Francisco"), to enter into agreements enabling the Corporation or one of its Affiliates to become a shareholder (to the largest degree permitted under applicable law) in such entities or such other entity as may be the transferee of the Licenses.

      (c) Shareholder Commitment to Vote. Each of the Shareholders agrees that, from time to time as may be required, it shall vote any Securities directly or indirectly held by it in favor of any proposal to effect all of the provisions of this Agreement.

      (d) Termination. The initial term of this Agreement shall commence on the date hereof and shall continue until the tenth (10th) anniversary of the date hereof. The initial term shall be extended for a successive ten (10) year term provided that (i) no less than 25% of the then outstanding Securities are held directly or indirectly by more than one of the Shareholders and (ii) no Shareholder has given notice of termination of this Agreement by delivering notice of termination within 60 days prior to the expiration of the initial term of this Agreement. Notwithstanding the foregoing, except for the provisions of Clause 9 hereof, this Agreement shall terminate on the earlier to occur of (x) the date on which each Shareholder that holds at least ten percent (10%) of the Common Stock outstanding on a fully diluted basis shall have agreed to terminate this Agreement or (y) the date on which the Corporation consummates a Qualified Initial Public Offering.

      (e) Notices.

               (i) All communications under this Agreement shall be in writing and shall be delivered by hand, internationally recognized air courier or facsimile transmission, charges prepaid:

                  (1) if to Warburg, at 466 Lexington Avenue, New York, New York 10017, facsimile number (212) 878-9351, marked for the attention of Douglas M. Karp (with a copy to Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4669, facsimile number (212) 821-8111, Attn: Steven J. Gartner), or at such other address as Warburg may have furnished in writing to the Corporation and the other Shareholders,

                  (2) if to PageNet, at 4965 Preston Park Boulevard, Plano, Texas 75093, facsimile number (214) 985-6717, marked for the attention of Barry A. Fromberg (with a copy to Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110-1726, facsimile number (617) 951-8736,
      Attn: Roger D. Feldman), or at such other address as PageNet may have furnished in writing to the Corporation and the other Shareholders,

                  (3) if to IPC, Rua Bandeira Paulista, 600-conj. 64, Sao Paulo, Brazil, 04532-001, facsimile number 11-822-7177, marked for the attention of Donald Pearson (with a copy to Rogers & Wells, 200 Park Avenue, New York, New York 10166-0153, facsimile number (212) 878-8375, Attn: Laurence
      E. Cranch), or at such other address as it may have furnished in writing to the Investors.

                  (4) if to Multiponto, at Avenida Presidente Wilson No. 231, 28(0) Andar (parte), Rio de Janeiro, Brazil, facsimile number 011-55-21-240-1667, marked for the attention of Daniel Dantas (with a copy to Arthur Carvalho, facsimile number 011-55-21-220-3445), or at such other address as it may have furnished in writing to the Investors.

                  (5) if to TVA, at Rua do Rocio 351, 9th Floor, Sao Paulo, Brazil, 04552-904, facsimile number 011-55-11-822-9335, marked for the attention of Luis Carlos Guizelini Balieiro (with a copy to Basch & Rameh, Rua Barao de Capanema, No. 343, 13th Floor, Sao Paulo, Brazil 01411-011, facsimile number 011-55-852-9447, Attn: Ken Basch and Carlos Rameh), or at such other address as it may have furnished in writing to the Investors.

                  (6) if to the Corporation, at Avenida das Nacoes Unidas, 12,551 World Trade Center, 17th Floor, Suite 26, Sao Paulo, Brazil, facsimile number 011-55-11-521-1814, marked for the attention of the President (with a copy to Xavier, Bernardes, Braganca, Av. Brasil 1980, Sao Paulo, Brazil, facsimile number 011-55-11-282-5580, Attn: M. Regina Lynch), or at such other address as it may have furnished in writing to the Investors.

                  (7) if to a Management Investor, at the address set forth opposite his/her name or the signature page of this Agreement.

              (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if sent by courier, on the third Business Day following the date of such mailing; if mailed by registered or certified airmail, on the sixth Business Day after the date of such mailing; if sent by facsimile transmission, on the date of receipt.

      (f) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each Shareholder pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Shareholder, may be reproduced by each Shareholder by an photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Shareholder may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Shareholder in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, provided that the provisions of Clauses 8(c) and (d) are not assignable without the consent of Warburg.

      (h) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each of the Shareholders; provided, however, that no amendment that adversely affects that Management Investors and not the Shareholders shall be effective against the Management Investors unless (i) the written consent of the holders of a majority of the shares of Common Stock held directly or indirectly by the Management Investors has been obtained and (ii) such amendment affects all Management Investors equally.

      (i) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

      (j) No Agency. No party to this Agreement shall, by virtue of having entered into this Agreement, be deemed to be the legal representative or agent of any other party, and no party shall have the right or authority to approve, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of any other party, except to the extent otherwise expressly provided in this Agreement.

      (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

      (l) Multiponto Proxy. Multiponto agrees to vote all of its Securities in accordance with the Term of Representation among Multiponto, Brian Thompson and, to the extent that Brian Thompson's appointment thereunder shall terminate for any reason whatsoever, in the same manner as Warburg.

      (m) Further Agreements.

            (A) Each of Multiponto, San Francisco and TVA covenants to cause the following provisions to be completed within six (6) months of the Closing Date (as defined in the Securities Subscription Agreement):

            (i) use its best efforts to obtain all necessary approvals and to comply with all applicable regulations and each shall incorporate a wholly owned new company ("NewCo") for the sole purpose of holding the Paging Assets; and

            (ii) use its best efforts to obtain all necessary approvals and to comply with all applicable regulations and each shall make the necessary applications to the Ministry of Communications of Brazil in order to transfer the Paging Assets to NewCo; and

            (iii) assuming such approvals are obtained, transfer the Paging
                  Assets to NewCo in a lawful manner; and

            (iv) assuming such approvals are obtained, each shall permit the Corporation to purchase 49% of the voting stock and 100% of the non-voting stock, which shall constitute 66 2/3% of all of the capital stock, of each NewCo, the consideration being the receipt by each of Multiponto and TVA of Subscription Bonds pursuant to the Securities Subscription Agreement and, in the case of San Francisco, by an indirect participation of its principal quotaholder, through IPC, in the Corporation; and

            (v) assuming such approvals are obtained, use its best efforts to obtain all necessary approvals in order to transfer to the Corporation the Licenses and the remaining voting stock of NewCo, and all its Paging Assets; and

            (vi) each shall use its best efforts, in cooperation with the Company, to obtain assurances from the Ministry of Communications so as to permit the organization of the business using a reseller structure which employs two-party subscriber agreements between the Operator or its agents and the subscribers to the paging services; and each shall take all measures necessary to amend the operating agreement between each and the Company so as to achieve this objective once such assurances have been obtained.

      (B) In connection with the foregoing provisions of Section 12(m)(A), the Corporation agrees to reimburse each of Multiponto, San Francisco and TVA for their reasonable out-of-pocket expenses incurred in connection with the foregoing activities, up to a maximum of $10,000 per entity.

      (C) In the event of a breach of Section 12(m)(A), the breaching party shall forfeit its equity interest in the Corporation; provided that the breach was not the result of the action or inaction of a government or regulatory authority, such as the Ministry of Communications of Brazil. In the case of a breach by San Francisco (which does not have an equity interest in the Corporation), IPC shall forfeit 2,000 of its 8,000 shares of Common Stock and 25% (up to a maximum of 2,000 shares) of its shares of Preferred Stock, but shall retain the balance of its equity interest in the Corporation.

      (D) The Shareholders covenant and agree that they shall organize or restructure the Corporation in order to comply with Brazilian legal and regulatory requirements relating to foreign ownership of the Paging Assets.

      (E) IPC shall transfer its equity interest in the Corporation (or its remaining interest in each Paging Assets holding company) to a Brazilian entity if necessary in order to satisfy Brazilian ownership requirements under Brazilian law.

      (F) The Corporation and the shareholders of the respective Paging Assets companies will agree to enter into shareholder agreements pursuant to which the Corporation shall have a veto over any transfer or any other disposition of the Paging Assets or use of them not related to the conduct of the Corporation's business.

      IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the date first above written.

                                    PAGING NETWORK DO BRASIL, S.A.


                                    By:/s/ Thomas C. Trynin
                                       ------------------------------------
                                       Name:   Thomas C. Trynin
                                       Title:  President

                                    WARBURG, PINCUS VENTURES, L.P.
                                    By:  WARBURG, PINCUS & CO., its
                                         General Partner


                                    By:/s/ Douglas M. Karp
                                       ------------------------------------
                                       Name: Douglas M. Karp
                                       Title: Partner

                                    PAGING NETWORK INTERNATIONAL N.V.


                                    By: /s/ Jose Roberto Opice
                                       ------------------------------------
                                       Name: Jose Roberto Opice
                                       Title:  Attorney-in-fact

                                    IVP PAGING (CAYMAN) L.P.
                                    By IVP - International Venture Partners,
                                    Inc., its General Partner


                                    By: /s/ Donald D. Pearson
                                       ------------------------------------
                                       Name: Donald D. Pearson
                                       Title:  Managing Partner

                                    MULTIPONTO TELECOMUNICACOES LTDA.


                                    By: /s/ Eduardo Penido Monteiro
                                       ------------------------------------
                                       Name: Eduardo Penido Monteiro
                                       Title:  Attorney-in-fact

                                    TVA SISTEMA DE TELEVISAO S.A.


                                    By: /s/ Admilson Ferreria
                                        /s/ Marcelo Vaz Bonini
                                       ------------------------------------
                                       Name: Admilson Ferreria
                                       Name: Marcelo Vaz Bonini
                                       Title:  Attorneys-in-fact

                                    MANAGEMENT INVESTORS


                                    /s/ Thomas C. Trynin
                                    ------------------------------------
                                    Thomas Trynin

Address:
R. Amauri, 513 - Apt. 906
Jardim Paulista
CEP 01448-000 - Sao Paulo, Brazil


                                    /s/ Marco Fregenal
                                    ------------------------------------
                                    Marco Fregenal

Address:
Av. Jandira, 185 - Apt. 213A
Sao Paulo, Brazil

      The undersigned agrees to be bound by the provisions of Section 12(m) of this Agreement as if made a party hereto.

                                    SAN FRANCISCO COMMUNICACOES LTDA.


                                    /s/ Joaquim Vieira dos Santos
                                    ------------------------------------
                                    By:     Joaquim Vieira dos Santos
                                    Title:  Attorney-in-fact

                                   SCHEDULE I

                              Management Investors

Individuals

      Thomas Trynin
      Marco Fregenel

                                   SCHEDULE II

                              Initial Common Stock

                                                                      TOTAL
                                         NUMBER       PRICE PER     PURCHASE
                                        OF SHARES       SHARE         PRICE

Warburg, Pincus Ventures, L.P.           19,996         $1.00      $19,996.00

IVP Paging (Cayman) L.P.                  7,998         $1.00       $7,998.00

Multiponto Telecomunicacoes Ltda.         2,000         $1.00       $2,000.00

Paging Network International N.V.             1         $1.00           $1.00

TVA Sistema de Televisao S.A.                 1         $1.00           $1.00

Warburg, Pincus Ventures, L.P. board          4         $1.00           $4.00
designees and alternates

IVP Paging (Cayman) L.P. board                2         $1.00           $2.00
designee and alternate

Paging Network International N.V.             2         $1.00           $2.00
board designee and alternate

                                  SCHEDULE III

                             Initial Preferred Stock

                                                                   TOTAL
                                        NUMBER     PRICE PER     PURCHASE
              INVESTOR                OF SHARES      SHARE        PRICE

Warburg, Pincus Ventures, L.P.          14,200       $1,000     $14,200,000

IVP Paging (Cayman) L.P.                5,680        $1,000      $5,680,000

Multiponto Telecomunicacoes Ltda.       1,420        $1,000      $1,420,000

                                   SCHEDULE IV

                               Subscription Bonds

                                     NUMBER OF     EXERCISE      TOTAL
                                     SHARES OF    PRICE PER     EXERCISE
             INVESTOR                  STOCK        SHARE        PRICE

Paging Network International N.V.      7,997        $1.00        $7,997

Multiponto Telecomunicacoes Ltda.      1,000        $1.00        $1,000

TVA Sistema de Televisao S.A.           999         $1.00         $999

                                   SCHEDULE V

                     Subsequent Preferred Stock Percentages

                           INVESTOR                    PERCENTAGE

          Warburg, Pincus Ventures, L.P.                 66.667

          IVP Paging (Cayman) L.P.                       26.667

          Multiponto Telecomunicacoes Ltda.              6.667

          Multiponto Telecomunicacoes Ltda.              6.667